UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	61-1800317
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.750% Senior Notes Due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219941

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the prospectus supplement, dated September 19, 2018, and the prospectus, dated August 14, 2017, copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on September 21, 2018, each of which forms part of DXC Technology Company’s Registration Statement on Form S-3 (No. 333-219941), and each of which is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are being filed with the Securities and Exchange Commission:

Exhibit No.	Document Description

4.1	Base Indenture, dated as of March 27, 2017, between Everett SpinCo, Inc. (now known as DXC Technology Company) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Everett SpinCo, Inc.’s Form 8-K (filed March 27, 2017) (file no. 001-38033)).

4.2	Seventh Supplemental Indenture, dated as of September 26, 2018, among DXC Technology Company, U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent, including forms of DXC Technology Company’s 1.750% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to DXC Technology Company’s Form 8-K (filed September 26, 2018) (file no. 001-38033)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DXC TECHNOLOGY COMPANY

Date: September 27, 2018	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer